UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2012

Pandora Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650

Oakland, CA 94612

(Address of principal executive offices, including zip code)

(510) 451-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2012 annual meeting of stockholders (the “Annual Meeting”) of Pandora Media, Inc. (“Pandora”) was held on June 6, 2012. 154,901,801 shares of Pandora common stock were present in person or represented by proxy at the Annual Meeting, representing 93% of a total of 166,375,556 shares of common stock outstanding and eligible to vote at such time. At the Annual Meeting, stockholders voted on the following proposals, each of which is described in detail in Pandora’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2012, and cast their votes as described below.

Proposal 1:	Election of the two Class I directors listed below to serve until the 2015 annual meeting of stockholders or until their respective successors are duly elected and qualified:

	For	Withheld	Non-Votes
Robert Kavner	129,521,072	1,311,539	24,943,749
David Sze	109,776,764	21,055,847	24,943,749

Proposal 2:	Ratification of the appointment of Ernst & Young, LLP as the independent registered public accounting firm of Pandora for the current fiscal year:

For	Against	Abstain
154,890,131	315,649	570,580

Proposal 3:	Approval, by an advisory vote, of the compensation of Pandora’s named executive officers for the fiscal year ended January 31, 2012:

For	Against	Abstain	Non-Votes
129,297,618	1,315,925	219,068	24,943,769

Proposal 4:	Recommendation, by an advisory vote, of the frequency of future stockholder advisory votes on the compensation of Pandora’s named executive officers:

3 Years	2 Years	1 Year	Abstain
102,406,227	191,342	28,069,219	165,823

Proposal 5:	Approval of the Internal Revenue Code Section 162(m) performance criteria and award limits of Pandora’s 2011 Equity Incentive Plan:

For	Against	Abstain	Non-Votes
118,198,720	12,596,150	37,741	24,943,769

Pandora’s Board of Directors has determined that Pandora will include a stockholder advisory vote on the compensation of its named executive officers in its proxy materials every three years, which is the frequency recommended by Pandora’s stockholders, until the next required advisory vote on the frequency of advisory votes on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: June 8, 2012	By:	/s/ Steven Cakebread
Steven Cakebread
Executive Vice President and Chief Financial Officer

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